Exhibit 24 - Power of Attorney

LIMITED POWER OF ATTORNEY ? SECURITIES LAW COMPLIANCE


            The undersigned, as an officer, director, or employee of Equitrans Midstream Corporation or its subsidiaries or affiliates
(the "Company"), hereby constitutes Nathaniel D. DeRose, Joseph F.
D?Amico, Mary Krejsa, Lisa M. Lind and Laetitia Lukusa or any one of them the undersigned?s true and lawful attorney-in-fact and agent to complete and execute such Form ID Uniform Applications for Access
Codes to File On Edgar, Forms 144, Forms 3, 4 and 5, Schedules 13D and 13G and other forms and schedules as any attorney shall in his or her discretion determine to be required or advisable pursuant to Rule 144 promulgated under the Securities Act of 1933 (as amended), Sections 13 and 16 of the Securities Exchange Act of 1934 (as amended) and the rules and regulations promulgated thereunder, or any successor laws and regulations, as a consequence of the undersigned?s ownership, acquisition, or disposition of securities of the Company, and to do all acts necessary in order to file such forms with the Securities and Exchange Commission, any securities exchange or national association, the Company and such other person or agency as the attorney shall deem appropriate. The undersigned hereby ratifies and confirms all that said attorneys-in-fact and agents shall do or cause to be done by virtue hereof.

            This Limited Power of Attorney shall remain in effect until the undersigned is no longer required to make filings pursuant to Rule 144 promulgated under the Securities Act of 1933 (as amended), Sections 13 and 16 of the Securities Exchange Act of 1934 (as amended) and the rules and regulations promulgated thereunder, or any successor laws and regulations, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact. This Limited Power of Attorney supersedes in its entirety your Limited Power of Attorney ? Securities Law Compliance, dated as of July 29, 2019.

            This Limited Power of Attorney is executed in Pittsburgh, Pennsylvania as of the date set forth below.


  /s/ Brian P. Pietrandrea
Signature

       Brian P. Pietrandrea
Type or Print Name

Date:	10/26/21